Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference of our report dated February 21, 2003 with respect to the combined financial statements and supplementary information of International Risk Consultants, Inc. and Occupational Health Underwriters, Inc. as of and for the year ended December 31, 2002 which report appears in National Financial Partners Corp.’s Registration Statement on Form S-1.

/s/ Melanson, Heath & Company, P.C.

Nashua, New Hampshire January 29, 2004